Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles J. Dockendorff, John H. Masterson and John W. Kapples his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional shares of common stock, and to file this Registration Statement and any subsequent registration statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she  might or could do, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on June 30, 2007.

/s/ Richard J. Meelia	/s/ Charles J. Dockendorff
Richard J. Meelia	Charles J. Dockendorff
President, Chief Executive Officer and Director	Executive Vice President and Chief Financial
(principal executive officer)	Officer
(principal financial officer)

/s/ Dennis H. Reilley	/s/ Richard J. Meelia
Dennis H. Reilley	Richard J. Meelia
Director	Authorized Representative in the United States

/s/ Robert H. Brust	/s/ Craig Arnold
Robert H. Brust	Craig Arnold
Director	Director

/s/ Christopher J. Coughlin	/s/ John M. Connors, Jr.
Christopher J. Coughlin	John M. Connors, Jr.
Director	Director

/s/ Kathy J. Herbert	/s/ Timothy M. Donahue
Kathy J. Herbert	Timothy M. Donahue
Director	Director

/s/ Randall J. Hogan, III
Randall J. Hogan, III
Director

/s/ Tadataka Yamada	/s/ Joseph A. Zaccagnino
Tadataka Yamada	Joseph A. Zaccagnino
Director	Director